As filed with the Securities and Exchange Commission on September 30, 2022

Registration No. 333-265985

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Newegg Commerce, Inc.

(Exact name of registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

British Virgin Islands	98-1608057
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Newegg Commerce, Inc.

17560 Rowland Street

City of Industry, CA 91748

Telephone: +1 (626) 271-9700

(Address and telephone number of Registrant’s

principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Telephone: +1 (800) 221-0102

(Name, address, and telephone number of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

David C. Lee, Esq.

Eric Scarazzo, Esq.

Gibson, Dunn & Crutcher LLP

3161 Michelson Dr., Suite 1200

Irvine, CA 92612

+1 (949) 451-3800

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereon that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Newegg Commerce, Inc.

$300,000,000

of

Common Shares

Warrants

or Units

and

60,000,000 additional Common Shares

Offered by the Selling Shareholder

We may offer and sell up to $300,000,000 in the aggregate of our common shares (“Common Shares”), warrants to purchase Common Shares (“Warrants”) and/or units consisting of Common Shares and Warrants (“Units”), which we refer to collectively as the “securities.” In addition, the selling shareholder may offer and sell up to 60,000,000 Common Shares. This prospectus describes the general terms of these securities and the general manner in which we and the selling shareholder will offer these securities. We or the selling shareholder will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted. Neither we nor the selling shareholder will use this prospectus to offer any securities unless it is attached to a prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before investing in the securities. The amount and price of the securities will be determined at the time of any offering thereof.

Our Common Shares are traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “NEGG.”

Investing in the securities involves risks. See the “Risk Factors” section on page 5 of this Prospectus and contained in our most recent annual report on Form 20-F (our “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) and in any applicable prospectus supplement and may be described in certain of the documents we incorporate by reference in this prospectus. See “Item 3.D. Risk Factors” beginning on page 1 of our Annual Report, which is incorporated herein by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2022.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any person to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell the securities. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of the securities in any state where the offer is not permitted.

i

About This Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a shelf registration process. Under this shelf registration process, we or the selling shareholder may offer and sell any combination of the securities described in this prospectus in one or more offerings. We will not receive any proceeds from the sale by such selling shareholder of the securities offered by them described in this prospectus. Each time we or the selling shareholder sell securities, we or such selling shareholder will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Neither we nor the selling shareholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless the context otherwise requires, in this prospectus the terms “we”, “us”, “our”, “Newegg”, “the Company” and “the registrant” refer to Newegg Commerce, Inc. and its consolidated subsidiaries.

Where You Can Find More Information

We file periodic reports and other information with the SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. In addition, the securities may specify that certain documents are available for inspection at the office of the Company. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

Newegg Commerce, Inc.

17560 Rowland Street

City of Industry, CA 91748

Tel: +1 (626) 271-9700

Attn: Investor Relations

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 28, 2022;

●	the description of our Common Shares contained in our Form 8-A (File No. 001-34661), originally filed with the SEC on March 16, 2010, and any amendment or report filed for the purpose of updating such description, including the description set forth in Exhibit 2.1 to our annual report on Form 20-F for the fiscal year ended December 31, 2021; and

●	our reports of foreign private issuer on Form 6-K filed on August 30, 2022 and September 2, 2022.

We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and those of our reports on Form 6-K furnished to the SEC that we specifically identify as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus.

As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, the selling shareholder, nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. Such forward-looking statements concern our anticipated results and progress of our operations in future periods and plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “approximate”, “anticipate”, “believe”, “expect”, “estimate”, “project”, “may”, “will”, “could”, “leading”, “intend”, “plan” “contemplate”, “should”, “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements with respect to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers, and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the e-commerce industry;

●	uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, supply chains, and economic activity in general;

●	inflationary pressures that have affected and may continue to affect our business and financial condition; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date that they were made. Moreover, you should consider these cautionary statements in connection with any written or oral forward-looking statements that we may issue in the future. Except as required under the U.S. federal securities laws, we do not undertake any obligation to release publicly any revisions to forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference herein might not occur, and are not guarantees of future performance.

Enforceability of Certain Civil Liabilities

We are incorporated under the laws of the British Virgin Islands as a company with limited liability. We believe there are certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands have a less developed body of securities laws that provides significantly less protection to investors as compared to the securities laws of the United States. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

There is uncertainty as to whether the courts of the British Virgin Islands would (i) recognize or enforce judgments of U.S. courts obtained against the Company or its directors or officers, predicated upon civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the British Virgin Islands against the Company or its directors or officers, predicated upon civil liability provisions of the securities laws of the United States or any state in the United States.

Although there is no statutory enforcement in the British Virgin Islands of final and conclusive monetary judgments obtained in a competent federal or state court of the United States for a definite sum (and the British Virgin Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), we have been advised that the courts of the British Virgin Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a competent federal or state court of the United States of America against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the British Virgin Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands; and (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands. However, the British Virgin Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the British Virgin Islands to give rise to obligations to make payments that are penal or punitive in nature.

We have appointed Cogency Global Inc. as agent in New York, New York, to accept service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the Commission, and any civil suit or action brought against or involving us in a U.S. court arising out of or relating to or concerning an offering of securities under this prospectus.

The Company

We are a technology-focused e-commerce company in North America. We offer brands and sellers a wide range of options to sell through our platform, as well as services that we offer to help make their online businesses more efficient and effective. Our Direct offering allows brands to sell directly to us and we manage the inventory and transaction directly with our consumers. Our Marketplace offering allows brands to leverage our platform, buyer audience and e-commerce solutions in order to generate sales on the Newegg platform.

Our corporate headquarters is located at 17560 Rowland Street, City of Industry, California 91748, United States. The telephone number of our corporate headquarters is +1 (626) 271-9700. Our registered office is located at the offices of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The telephone number of our registered office is +1 284 852 3810.

Our Common Shares are publicly traded on Nasdaq under the symbol “NEGG”.

We also maintain web sites at www.newegg.com, www.neweggbusiness.com, and www.newegg.ca. The information contained on our websites or available through our websites is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our websites in this prospectus is an inactive textual reference only.

Risk Factors

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Use of Proceeds

Except as may be described otherwise in a prospectus supplement, we will use the net proceeds from our sale of the securities under this prospectus for general corporate purposes. We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.

We will not receive any of the proceeds from the sale of Common Shares being offered by the selling shareholder. The selling shareholder will pay any underwriting fees, discounts and selling commissions incurred by the selling shareholder in disposing of its Common Shares.

Prospectus Supplement

This prospectus provides you with a general description of the securities that may be offered. With respect to a particular offering of the securities registered hereby, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” carefully before investing in the securities. The prospectus supplement to be attached to this prospectus will describe the terms of the offering, including the amount and more detailed items of the securities, the initial public offering price, the price paid for the securities, net proceeds, the expenses of the offering, the terms of offers and sales outside of the United States, if any, our capitalization, the nature of the plan of distribution, the terms of any rights offering, including the subscription price for Common Shares, record date, ex-rights date and exercise period, the other specific terms related to the offering, and any U.S. federal income tax considerations and British Virgin Islands tax considerations applicable to the securities. Any information in a prospectus supplement, if any, or information incorporated by reference after the date of this prospectus is considered part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

Neither we nor the selling shareholder have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. Neither we nor the selling shareholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholder have authorized any other person to provide you with different information. Neither we nor the selling shareholder are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Newegg Commerce, Inc. is a company incorporated in the British Virgin Islands. We publish our financial statements in United States dollars.

Description of Common Shares

For a description of our Common Shares, including the rights and obligations attached thereto, please refer to Exhibit 2.1 to our Annual Report for the year ended December 31, 2021, which is incorporated by reference herein.

Description of Warrants AND uNITS

We will set forth in the applicable prospectus supplement a description of any warrants or units that may be offered pursuant to this prospectus.

Selling Shareholder

The selling shareholder listed below and its permitted transferees, pledgees or other successors may from time to time offer and sell any or all of the Common Shares set forth below pursuant to this prospectus. When we refer to the “selling shareholder” in this prospectus, we refer to the person listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the selling shareholder’s interest in the Common Shares after the date of this prospectus.

We cannot advise you as to whether the selling shareholder will in fact sell any or all of such Common Shares. In particular, the selling shareholder identified below may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which it provided us with information regarding its securities. Any changed or new information given to us by the selling shareholder, including regarding the identity of, and the securities held by, the selling shareholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

The following table sets forth certain information as of September 30, 2022 concerning the Common Shares that may be offered from time to time by the selling shareholder with this prospectus. On September 30, 2022, Newegg had 375,939,815 Common Shares outstanding. The selling shareholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To our knowledge, except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have shared voting and investment power with respect to all Common Shares beneficially owned by that person.

Name and Address of Selling Shareholder	Number of Common Shares Beneficially Owned Prior to the Offering	Number of Common Shares Being Offered	Number of Common Shares Beneficially Owned After the Offered Common Shares are Sold	Percentage of Common Shares Beneficially Owned After the Common Shares are Sold

Digital Grid (Hong Kong) Technology Co., Limited	231,949,382	60,000,000	171,949,382	45.7%

Digital Grid (Hong Kong) Technology Co., Limited (“Digital Grid”), is a limited liability company organized under the laws of Hong Kong. Its business address is Room 1003, 10/F, Tower 1, Lippo Centre, 89 Queensway, Admiralty, Hong Kong. Its beneficially owned Common Shares are comprised of (i) 222,821,592 Common Shares owned by Digital Grid, (ii) 473,388 Common Shares and warrants to purchase 125,000 Common Shares at an exercise price of $17.60/share owned by Hangzhou Liaison Interactive Information Technology Co., Ltd. (“Hangzhou Lianluo”), a company organized under the laws of the People’s Republic of China, which is the parent company of Digital Grid; (iii) 58,937 Common Shares owned by Hyperfinite Galaxy Holding Limited, a company solely owned by Mr. Zhitao He, who is the Chairman of our Board of Directors and the controlling stockholder of Hangzhou Lianluo and (iv) vested stock options exercisable for 8,470,465 Common Shares at an exercise price of $0.5478/share held by Mr. Zhitao He. All of those persons are affiliated with each other and under the control of Mr. Zhitao He.

The Common Shares owned by Digital Grid have been pledged to the Bank of China (“BOC”) as collateral to support working capital loans and letters of credit provided by BOC to Digital Grid, Hangzhou Lianluo and their affiliates (other than Newegg). The loans have been guaranteed jointly and severally by Beijing Digital Grid Technology Co., Ltd., a wholly-owned subsidiary of Hangzhou Lianluo and the sole parent company of Digital Grid, and by Mr. Zhitao He. In May 2020, BOC filed several lawsuits against Hangzhou Lianluo, Digital Grid, Beijing Digital Grid Technology Co., Ltd. and Mr. Zhitao He in the Hangzhou Intermediate People’s Court in China alleging that the defendants had failed to repay the loans when due and were in breach of the loan agreements. The court has ruled that the loans are in default in a final, non-appealable judgment. The estimated total amount owed under these loans as of September 30, 2022 was principal of RMB 399,964,014 in RMB denominated loans, plus approximately RMB 77,384,557 in interest, fees, expenses and penalties on such amount, plus principal of $66,463,775 in U.S. dollar loans, plus approximately $34,993,178 in interest, fees, expenses and penalties on such amount. Digital Grid intends to use all or a portion of the proceeds received from this offering to repay and discharge these loans.

Plan of Distribution

We or the selling shareholder may sell the securities from time to time pursuant to underwritten public offerings, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of the securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the date of this prospectus;

●	sales in which broker-dealers agree with us or a selling securityholder to sell a specified number of securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	by pledge to secure debts or other obligations;

●	by an underwritten public offering;

●	in a combination of any of the above; or

●	any other method permitted pursuant to applicable law.

In addition, the securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.

The securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities and Common Shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

Each time that we or the selling shareholder sell securities covered by this prospectus, we or the selling shareholder will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling shareholder, if applicable.

In connection with the sale of securities, the underwriters or agents may receive compensation from us, the selling shareholder or from purchasers of the securities for whom they may act as agents. The underwriters may sell securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or the selling shareholder and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We or the selling shareholder may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us or the selling shareholder against and contribution toward certain liabilities, including liabilities under the Securities Act.

Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for the selling shareholder or us, including our subsidiaries, in the ordinary course of their business.

If so indicated in the applicable prospectus supplement relating to a particular issue of securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

We will advise the selling shareholder that while it is engaged in a distribution of the securities, it is required to comply with Regulation M promulgated under the Exchange Act (“Regulation M”). With limited exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. All of the foregoing might affect the marketability of the securities.

Legal Matters

Certain legal matters with respect to British Virgin Islands law will be passed upon for us by Conyers Dill & Pearman. Gibson, Dunn & Crutcher LLP may rely upon Conyers Dill & Pearman with respect to matters governed by British Virgin Islands law. Certain legal matters with respect to United States and New York law will be passed upon for us by Gibson, Dunn & Crutcher LLP.

Experts

The consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association permit indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred in connection with the execution of their duties, powers, authorities or discretions as a director or officer of the Company, unless such losses or damages arise through the willful neglect or default of such directors or officers.

Pursuant to the terms of the Amended and Restated Shareholders Agreement for the Company, all directors of the Company and its subsidiaries shall be indemnified and held harmless by the Company against any losses, liabilities and reasonable expenses (including reasonable attorneys’ fees) arising from proceedings in which the director may be involved, as a party or otherwise, by reason of being such a director or such director’s involvement in the management of the affairs of the Company or its subsidiaries, other than such losses, liabilities and expenses arising out of the fraud, dishonesty, intentional misconduct, or knowing or reckless breach of the director’s obligations under the Shareholders Agreement, or the bad faith of such director. In addition, the director shall be entitled to indemnification by the Company against reasonable expenses as incurred by the director in connection with the defense of any action to which the director may be made a party (without regard to the success of such defense), to the fullest extent permitted under the provisions of applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Name of Document	Method of Filing
1.1	Form of underwriting agreement for equity securities of the Company	*
3.1	Amended and Restated Memorandum and Articles of Association	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1/A, filed December 10, 2021.
4.1	Amended and Restated Newegg Inc. Shareholders Agreement	Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1/A, filed December 10, 2021.
4.2	First Amendment to the Amended and Restated Newegg Inc. Shareholders Agreement	Incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed on April 28, 2022 .
4.3	Second Amendment to the Amended and Restated Newegg Inc. Shareholders Agreement	Incorporated by reference to Exhibit 99.3 to the Company’s Report on Form 6-K filed on September 2, 2022.
4.4	Description of Securities	Incorporated by reference to Exhibit 2.1 to the Company’s Annual Report on Form 20-F (File No. 001-34661) filed on April 28, 2022.
5.1	Opinion of Conyers, Dill & Pearman, British Virgin Islands counsel, relating to the base prospectus	Filed herewith.
5.2	Opinion of Gibson, Dunn & Crutcher LLP, U.S. counsel, relating to the base prospectus	Filed herewith.
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm	Filed herewith.
23.2	Consent of Conyers, Dill & Pearman	Included in Exhibit 5.1.
23.3	Consent of Gibson, Dunn & Crutcher LLP	Included in Exhibit 5.2.
107	Filing Fee Table.	**

*	To be filed by amendment or incorporated by reference to a subsequently furnished Report on Form 6-K.
**	Previously filed.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(A), (a)(1)(B) and (a)(1)(C) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Industry, State of California on September 30, 2022.

Newegg Commerce, Inc.

By:	/s/ Anthony Chow
Anthony Chow
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Anthony Chow	Chief Executive Officer and Director	September 30, 2022
Anthony Chow	(Principal Executive Officer)

/s/ Robert Chang	Chief Financial Officer	September 30, 2022
Robert Chang	(Principal Financial and Accounting Officer)

*	Chairman	September 30, 2022
Zhitao He

*	Vice Chairman	September 30, 2022
Fred Chang

*	Director	September 30, 2022
Fuya Zheng

*	Director	September 30, 2022
Gregory Moore

*	Director	September 30, 2022
Yingmei Yang

*	Director	September 30, 2022
Poi (Paul) Wu

*By:	/s/ Anthony Chow
Anthony Chow
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on September 30, 2022.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. DeVries
	Name:	Colleen A. DeVries
	Title:	Senior Vice President on behalf of Cogency Global Inc.